EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Tilden Associates, Inc. (the "Company") On Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof ("Report"), I Robert Baskind, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ ROBERT BASKIND
--------------------------------
Robert Baskind
Chief Executive Officer and
Acting Chief Financial Officer

August 19, 2005

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